EXHIBIT 11

                                  SPARTA, INC.

                  EXHIBIT TO CONSOLIDATED FINANCIAL STATEMENTS
                  --------------------------------------------
                        COMPUTATION OF PER SHARE EARNINGS
                        ---------------------------------


                                                     THREE MONTHS ENDED MARCH 31
                                                         1997             1996
                                                     -----------      -----------
PRIMARY

Net income from Operations .....................     $   825,000      $   684,000
Interest and accretion .........................        (330,000)        (219,000)
                                                     -----------      -----------
Net income (Note 1) ............................     $   495,000      $   465,000
                                                     ===========      ===========
Average shares outstanding .....................        5,64,288        5,980,247
Dilutive stock options - based on the treasury
  stock method using the average established
  price
                                                     -----------      -----------
     Total .....................................       5,664,288        5,980,247
                                                     -----------      -----------
Per share amounts ..............................     $      0.09      $      0.08
                                                     ===========      ===========

FULLY DILUTED

Net income from Operations .....................     $   825,000      $   684,000
Interest and accretion .........................        (330,000)        (219,000)
                                                     -----------      -----------
Net income (Note 1) ............................     $   495,000      $   465,000
                                                     ===========      ===========
Average shares outstanding .....................       5,664,288        5,980,247
Dilutive stock options - based on the treasury
  stock method using the quarter end or exercise
  date established price if higher than the
  average established price
                                                     -----------      -----------
     Total .....................................       5,664,288        5,980,247
                                                     -----------      -----------
Per share amounts ..............................     $      0.09      $      0.08
                                                     ===========      ===========





Note 1 - Net income has been adjusted for interest expense (net of tax) resulting from the assumption that a portion of the proceeds received under option exercise has been used to retire debt.